UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025 (September 30, 2025)

CRANE COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-41570	88-2846451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 30, 2025 (the “Closing Date”), Crane Company (the “Company”) entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, CR Holdings, C.V. (“CR Holdings”), a subsidiary of the Company, as a subsidiary borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent. The Credit Agreement provides for a senior unsecured delayed draw term loan facility in an aggregate principal amount of $900 million (the “Term Facility”), which matures on September 30, 2030, and a senior unsecured revolving facility in an aggregate committed amount of $900 million (the “Revolving Facility”), which matures on September 30, 2030. The Term Facility will be available to fund (together with cash on hand) the consummation of the Company’s previously announced acquisition of Precision Sensors & Instrumentation (the “Acquisition”), as more fully described in the Company’s Form 8-K (including the attachments and exhibits included therein) filed with the U.S. Securities and Exchange Commission on June 9, 2025.

In connection with the entry into the Credit Agreement, the Company’s existing credit agreement, dated as of March 17, 2023, by and among the Company, CR Holdings, the lenders and issuing banks party thereto and JPM, as administrative agent, and the commitments thereunder, were terminated.

Borrowings made in U.S. dollars shall bear interest based, at the Company’s option, (i) on an alternate base rate plus a margin as described below, or (ii) on a term SOFR rate plus a margin as described below. Borrowings made in Euros shall bear interest based on an adjusted EURIBOR rate plus a margin as described below. Borrowings made in Canadian Dollars shall bear interest based on an adjusted CORRA rate plus a margin as described below. The margin for each of the foregoing rates (other than the alternate base rate) ranges from 1.50% to 2.25% based on the Company’s consolidated total net leverage ratio (the “Pricing Ratio”). The margin for alternate base rate borrowings ranges from 0.50% to 1.25% depending on the Pricing Ratio. A commitment fee on the daily unused portion of the commitments under the Revolving Facility will accrue at a rate per annum ranging from 0.20% to 0.35% depending on the Pricing Ratio. A ticking fee on the daily unused portion of the commitments under the Term Facility will accrue at a rate per annum ranging from 0.20% to 0.35% depending on the Pricing Ratio during the period from and including the date that is 90 days after the Closing Date until the earlier of (i) the date on which the delayed draw term loans under the Term Facility are funded (the “Term Facility Funding Date” and such loans, the “Term Loans”) and (ii) the termination of all commitments under the Term Facility.

The obligations of the Company and CR Holdings under the Credit Agreement are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries, subject to materiality thresholds and other exceptions and exclusions customary for credit facilities of this type.

Borrowings under the Term Facility are prepayable without premium or penalty, subject to customary reimbursement of breakage costs. The Company will be required to repay borrowings under the Term Facility on the last day of each fiscal quarter, commencing with the last day of the fifth full fiscal quarter ending after the Term Facility Funding Date (such day, the “Amortization Commencement Date”), in an amount equal to (i) with respect to the last day of each of the first through fourth full fiscal quarters ending on or after the Amortization Commencement Date, 0.625% of the aggregate principal amount of the Term Loans made on the Term Facility Funding Date and (ii) thereafter, 1.25% of the aggregate principal amount of the Term Loans made on the Term Facility Funding Date. The Revolving Facility is not subject to interim amortization.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets and transactions with affiliates. The Credit Agreement also requires the Company to maintain, as of the last day of each fiscal quarter, (i) a consolidated total net leverage ratio of no greater than 3.75 to 1.00, although such level may, at the Company’s option, be increased by 0.25 upon the consummation of certain permitted acquisitions for certain periods and (ii) a consolidated interest coverage ratio of no greater than 3.00 to 1.00. The Credit Agreement also includes customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by the Company or any of its subsidiaries being false in any material respect, default under certain other material indebtedness, certain insolvency events affecting the Company or any of its material subsidiaries, certain ERISA events, material judgments and a change in control, in each case, subject to cure periods and thresholds where customary.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

As described in Item 1.01 above, on the Closing Date, in connection with the entry into the Credit Agreement, the Company terminated and repaid all outstanding obligations under the then-existing Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date), by and among the Company, CR Holdings, the lenders and issuing banks party thereto and JPM, as administrative agent.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 30, 2025, by and among Crane Company, a Delaware corporation, as borrower, CR Holdings, C.V., as a subsidiary borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request; provided, that Crane may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements relating to the planned Acquisition, the expected timing of the transaction and the anticipated benefits of the transaction. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained.

Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied, including, but not limited to, market risks, the possibility that the expectations and assumptions relating to Precision Sensors & Instrumentation’s future results and projections may prove incorrect, and the risks of being unable to successfully value, integrate or realize the opportunities and synergies from the businesses we acquire, including the Precision Sensors & Instrumentation business. These and other risk factors are discussed in the Company’s filings from time to time with the Securities and Exchange Commission.

All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof, and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY
September 30, 2025

	By:	/s/ Anthony M. D’Iorio
	Name:	Anthony M. D’Iorio
	Title:	Executive Vice President, General Counsel and Secretary

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